EXHIBIT 5.1

                         [WOODBURN AND WEDGE LETTERHEAD]



                                                                  August 2, 2004




Riddle Records, Inc.
9595 Wilshire Blvd., Suite 700
Beverly Hills, CA  90212

Re:   Registration Statement on Form SB-2
      Registration for resale of 8,000,000 shares of Common
      Stock

Dear Sirs:

     We have acted as special Nevada counsel for Riddle Records, Inc., a Nevada corporation (the "Company") in connection with a registration statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange
Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act") (File No. 333-105237) in connection with the registration for resale of 8,000,000 shares (the "Shares") of common stock, $0.001 par value (the "Common Stock"), of the Company, which may be sold by certain selling stockholders from time to time.

     For purposes of this opinion, we have examined the Registration Statement, the Company's Articles of Incorporation, as amended, and Bylaws, and the corporate action of the Company that provides for the issuance of the Shares and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Company. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.


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Riddle Records, Inc.
August 2, 2004
Page 2


     Our opinion set forth below is limited to the General Corporation Law of the State of Nevada, Nevada Revised Statutes Chapter 78, including the applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws.

     On the basis of the foregoing, it is our opinion that the Shares of Common Stock are validly issued, fully paid and non-assessable shares of the Common Stock of the Company.

     We consent to the use of our name under the caption "Legal Matters" in the Prospectus, constituting part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement.

     By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term expert as used in Section 11 of the Securities Act, or the rules and regulations promulgated thereunder by the SEC, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                         Very truly yours,

                                         WOODBURN AND WEDGE



                                         By: /s/ John P. Fowler
                                            ------------------------------------
                                                 John P. Fowler

JPF:bm